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                                                                   EXHIBIT 23.6

                        CONSENT OF LEHMAN BROTHERS INC.

  We hereby consent to the use of our opinion letter dated January 12, 1996 to the Board of Directors of Cell Genesys, Inc. included as Appendix B to the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of Cell Genesys, Inc. and Somatix Therapy Corporation relating to the proposed merger between Cell Genesys, Inc. and Somatix Therapy Corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary--Opinion of Cell Genesys' Financial Advisor" and "The Merger--Opinion of Cell Genesys' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          LEHMAN BROTHERS INC.

                                          By: _/s/ Kevin R. Genirs_
                                             Kevin R. Genirs
                                             Associate General Counsel

April 25, 1997